January 27, 2016 ©2016 DISCOVER FINANCIAL SERVICES 4Q15 Financial Results Exhibit 99.3

Notice The following slides are part of a presentation by Discover Financial Services (the "Company") in connection with reporting quarterly financial results and are intended to be viewed as part of that presentation. No representation is made that the information in these slides is complete. For additional financial, statistical, and business related information, as well as information regarding business and segment trends, see the earnings release and financial supplement included as exhibits to the Company’s Current Report on Form 8-K filed today and available on the Company’s website (www.discover.com) and the SEC’s website (www.sec.gov). The information provided herein includes certain non-GAAP financial measures. The reconciliations of such measures to the comparable GAAP figures are included at the end of this presentation, which is available on the Company’s website and the SEC’s website. The presentation contains forward-looking statements. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made, which reflect management’s estimates, projections, expectations or beliefs at that time, and which are subject to risks and uncertainties that may cause actual results to differ materially. For a discussion of certain risks and uncertainties that may affect the future results of the Company, please see "Special Note Regarding Forward-Looking Statements," "Risk Factors," "Business – Competition," "Business – Supervision and Regulation" and "Management’s Discussion and Analysis of Financial Condition and Results of Operations" in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and under “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the company's Quarterly Report on Form 10-Q for the quarters ended March 31, 2015, June 30, 2015 and September 30, 2015, which are filed with the SEC and available at the SEC's website (www.sec.gov). The Company does not undertake to update or revise forward-looking statements as more information becomes available. 2

4Q15 Summary Financial Results

($MM, except per share data)	4Q15	4Q14	B / (W) $ Δ	B / (W) % Δ
Revenue Net of Interest Expense	$2,205	$2,037	$168	8%
Provision for Loan Losses	484	457	(27)	(6%)
Operating Expense	933	932	(1)	—%
Direct Banking	767	646	121	19%
Payment Services	21	2	19	NM
Total Pre-Tax Income	788	648	140	22%
Pre-tax, Pre-Provision Income (1)	1,272	1,105	167	15%
Income Tax Expense	288	244	(44)	(18%)
Net Income	$500	$404	$96	24%
Diluted EPS	$1.14	$0.87	$0.27	31%
ROE	18%	14%		

- Diluted EPS of $1.14, up 31% YOY
- Revenue net of interest expense of $2.2Bn, up $168MM, but down $10MM excluding the 2014 charge for the elimination of the rewards redemption forfeiture reserve
- Provision for loan losses increased $27MM, or 6% due to a larger reserve build versus the prior year
- Expenses were relatively flat as the current period included higher professional fees related to regulatory and compliance costs and the prior year had one-time charges in other expenses

Note(s)

1. Pre-tax, pre-provision income, which is derived by adding provision for loan losses to pre-tax income, is a non-GAAP financial measure which should be viewed in addition to, and not as a substitute for, the Company's reported results. Management believes this information helps investors understand the effect of provision for loan losses on reported results and provides an alternate presentation of the Company's performance; see appendix for a reconciliation

3

DISCOVER

4Q14 4Q15 80 70 60 50 40 30 20 10 0 $70.0 $56.1 $8.5 $5.0 $72.4 $57.9 $8.8 $5.5 4Q14 4Q15 50 40 30 20 10 0 $32.0 $41.8 $6.9 $2.3 $32.9 $35.9 $6.8 $3.3 4Q15 Loan and Volume Growth 4 Volume ($Bn)Ending Loans ($Bn) Note(s) 1. Volume is derived from data provided by licensees for Diners Club branded cards issued outside of North America and is subject to subsequent revision or amendment Total +3.5% Card +3.1% Student +3.0% Personal +9.6% PULSE -14.1% Diners(1) -2.5% Network Partners +44.7% Proprietary +2.8% Total Network Volume down 5% YOY

B / (W) ($MM, except per share data) 2015 2014 $ Δ % Δ Revenue Net of Interest Expense $8,739 $8,477 $262 3% Provision for Loan Losses 1,512 1,443 (69) (5%) Operating Expense 3,615 3,340 (275) (8%) Direct Banking 3,512 3,605 (93) (3%) Payment Services 100 89 11 12% Total Pre-Tax Income 3,612 3,694 (82) (2%) Pre-tax, Pre-Provision Income(1) 5,124 5,137 (13) —% Income Tax Expense 1,315 1,371 56 4% Net Income $2,297 $2,323 ($26) (1%) Diluted EPS $5.13 $4.90 $0.23 5% ROE 21% 21% 2015 Summary Financial Results • Revenue net of interest expense increased $262MM, or 3% • Provision for loan losses higher by $69MM, or 5% due to loan growth and seasoning • Expenses increased $275MM, or 8%, primarily due to higher professional fees and employee compensation related to AML/BSA remediation and other compliance enhancements • Diluted EPS of $5.13, up 5% YOY 5 Note(s) 1. Pre-tax, pre-provision income, which is derived by adding provision for loan losses to pre-tax income, is a non-GAAP financial measure which should be viewed in addition to, and not as a substitute for, the Company’s reported results. Management believes this information helps investors understand the effect of provision for loan losses on reported results and provides an alternate presentation of the Company’s performance; see appendix for a reconciliation

2015 Accomplishments • Generated solid loan growth with strong credit performance ◦ 3.5% growth YOY in ending total receivables ◦ 2.1% total net charge-off rate for 2015, down 5bps YOY(1) • Delivered record level of originations in direct consumer banking products ◦ $1.3Bn student loan originations and outstanding commitments ◦ $3.0Bn personal loan originations • Increased network acceptance and partners • Strong returns and significant capital deployment ◦ Full year return on equity of 21% ◦ Returned $2.1Bn in capital with a 94% payout ratio and repurchased 6% of our stock 6 Note(s) 1. Total net charge-off rate excluding PCI loans

Vision - to be the leading U.S. direct bank & payments partner 2016 Key Focus Areas: • Grow loans and revenue • Operating expense leverage • Leverage payments assets • Enhance controls and risk management • Optimize capital deployment 7

4Q15 Revenue Detail

($MM)	4Q15	4Q14	B / (W) $ Δ	B / (W) % Δ
Interest Income	$2,061	$1,974	$87	4%
Interest Expense	329	302	(27)	(9%)
Net Interest Income	1,732	1,672	60	4%
Discount/Interchange Revenue	635	620	15	2%
Rewards Cost	372	517	145	28%
Net Discount/Interchange Revenue	263	103	160	155%
Protection Products Revenue	60	75	(15)	(20%)
Loan Fee Income	87	86	1	1%
Transaction Processing Revenue	38	46	(8)	(17%)
Other Income	25	55	(30)	(55%)
Total Non-Interest Income	473	365	108	30%
Revenue Net of Interest Expense	$2,205	$2,037	$168	8%
Direct Banking	$2,140	$1,958	$182	9%
Payment Services	65	79	(14)	(18%)
Revenue Net of Interest Expense	$2,205	$2,037	$168	8%

($MM)	4Q15	4Q14	Change QOQ	Change YOY
Discover Card Sales Volume	$31,672	$30,871	4%	3%
Rewards Rate[1]	1.18%	1.67%	11 bps	-49 bps
Adjusted Rewards Rate[2]	1.18%	1.10%	11 bps	8 bps

- Net interest income of $1.7Bn, up 4% YOY due primarily to loan growth
- Discount and interchange revenue of $635MM, up 2% YOY driven primarily by an increase in card sales
- Rewards rate increased 8bps YOY on an adjusted basis due to promotional activity
- Protection products revenue of $60MM, down 20% YOY due to the continuing impact from suspending new product sales in 4Q12
- Payment Services revenue was down primarily due to lower transaction processing revenue at Pulse and the sale of the Diners club Italy licensee

Note(s)
1. Rewards cost divided by Discover card sales volume
2. 4Q14 rewards cost adjusted for one-time pre-tax rewards charge of $178 million related to cashback credit card rewards program changes which eliminated the forfeiture reserve; see appendix for a reconciliation. Management believes adjusted rewards rate, which is a non-GAAP measure, provides investors with a useful metric to evaluate the ongoing operating performance of the Company

8

DISCOVER

4Q15 Net Interest Margin 9 • Total interest yield of 11.49% increased 9bps YOY and credit card yield of 12.20% increased 12bps YOY • Personal loan yield of 11.79% declined 46bps, the majority of this decline was driven by a one-time adjustment(1) • Funding costs on interest-bearing liabilities increased 6bps YOY to 1.83% as a result of funding mix and higher rates • Net interest margin (NIM) on receivables decreased 1bp YOY due to higher funding costs Change (%) 4Q15 QOQ YOY Total Interest Yield 11.49% 12 bps 9 bps NIM on Receivables 9.75% 13 bps -1 bp NIM on Interest-Earning Assets 8.19% 11 bps -9 bps 4Q15 4Q14 ($MM) Average Balance Rate Average Balance Rate Credit Card $56,050 12.20% $54,169 12.08% Private Student 8,732 6.88% 8,478 6.85% Personal 5,488 11.79% 4,954 12.25% Other Loans 233 4.88% 329 3.78% Total Loans 70,503 11.49% 67,930 11.40% Other Interest-Earning Assets 13,410 0.59% 12,128 0.71% Total Interest-Earning Assets $83,913 9.75% $80,058 9.78% Direct to Consumer and Affinity $30,126 1.21% $28,828 1.26% Brokered Deposits and Other 16,570 1.59% 16,755 1.53% Interest Bearing Deposits 46,696 1.35% 45,583 1.36% Borrowings 24,604 2.73% 22,276 2.59% Total Interest-Bearing Liabilities $71,300 1.83% $67,859 1.77% Note(s) 1. Adjustment to the amortization of deferred loan origination cost

4Q15 Operating Expense Detail

($MM)	4Q15	4Q14	B / (W) $ Δ	B / (W) % Δ
Employee Compensation and Benefits	$333	$314	($19)	(6%)
Marketing and Business Development	196	216	20	9%
Information Processing & Communications	87	88	1	1%
Professional Fees	170	128	(42)	(33%)
Premises and Equipment	24	24	0	0%
Other Expense	123	162	39	24%
Total Operating Expense	$933	$932	($1)	—%
Direct Banking	$887	$858	($29)	(3%)
Payment Services	46	74	28	38%
Total Operating Expense	$933	$932	($1)	—%
Operating Efficiency (1)	**42.3%**	**45.8%**		**345 bps**
Adjusted Operating Efficiency (2)	**40.6%**	**39.9%**		**-73 bps**

- Employee compensation and benefits of $333MM, up 6% YOY largely due to increased staffing in part driven by regulatory and compliance hiring
- Marketing and business development expense of $196MM, down 9% YOY due to reduced promotional activities
- Professional fees of $170MM, up 33% YOY primarily due to $37MM in look back related anti-money laundering remediation expenses as well as higher technology and compliance investments
- Prior year other expense included $48MM in one-time charges related to Discover Home Loans and Diners Club Italy

Note(s)
1. Defined as reported total operating expense divided by revenue net of interest expense
2. 4Q15 operating efficiency ratio adjusted for $37 million in look back related anti-money laundering remediation expenses. 4Q14 operating efficiency adjusted for $178 million cashback credit card rewards program changes which eliminated the forfeiture reserve, $27 million impairment of goodwill realized with the acquisition of the Discover Home Loans platform and a $21 million fair value adjustment resulting from classifying Diners Club Italy as held-for-sale; see appendix for a reconciliation. Management believes adjusted operating efficiency, which is a non-GAAP measure, provides investors with a useful metric to evaluate the ongoing operating performance of the Company

10

DISCOVER

4Q15 Provision for Loan Losses and Credit Quality

($MM)	4Q15	4Q14	B / (W) $ Δ	B / (W) % Δ
Net Principal Charge-Off	$358	$355	($3)	(1%)
Reserve Changes build/(release)	126	102	(24)	(24%)
Total Provision for Loan Loss	$484	$457	($27)	(6%)

(%)	4Q15	Change QOQ	Change YOY
Credit Card Loans			
Gross Principal Charge-Off Rate	2.94%	11 bps	-9 bps
Net Principal Charge-Off Rate	2.18%	14 bps	-8 bps
30-Day Delinquency Rate [1]	1.72%	7 bps	-1 bps
Reserve Rate	2.68%	6 bps	5 bps
Private Student Loans			
Net Principal Charge-Off Rate (excl. PCI Loans)[1]	1.30%	36 bps	-10 bps
30-Day Delinquency Rate (excl. PCI Loans)[1]	1.91%	3 bps	11 bps
Reserve Rate (excl. PCI Loans)[1]	1.88%	4 bps	-32 bps
Personal Loans			
Net Principal Charge-Off Rate	2.28%	29 bps	8 bps
30-Day Delinquency Rate	0.89%	9 bps	10 bps
Reserve Rate	2.82%	33 bps	42 bps
Total Loans			
Gross Principal Charge-Off Rate (excl. PCI Loans)[1]	2.78%	14 bps	-8 bps
Net Principal Charge-Off Rate (excl. PCI Loans)[1]	2.11%	17 bps	-7 bps
30-Day Delinquency Rate (excl. PCI Loans)[1]	1.67%	7 bps	1 bps
Reserve Rate (excl. PCI Loans)[1]	2.65%	8 bps	6 bps

- Provision for loan losses of $484MM, up $27MM YOY due to a larger reserve build
- Card net charge-off rate of 2.18% decreased 8bps YOY
- Card 30+ day delinquency rate of 1.72% decreased 1bp YOY
- Student loan net charge-off rate excluding PCI loans of 1.30%, down 10bps YOY
- Personal loan net charge-off rate of 2.28%, up 8bps YOY

Note(s)

1. Excludes PCI loans which are accounted for on a pooled basis. Since a pool is accounted for as a single asset with a single composite interest rate and aggregate expectation of cash flows, the past-due status of a pool, or that of the individual loans within a pool, is not meaningful. Because the Company is recognizing interest income on a pool of loans, it is all considered to be performing

11

DISCOVER

Capital Position 12 Note(s) 1. As of January 1, 2015 regulatory capital ratios are calculated under Basel III rules subject to transition provisions. The Company reported under Basel I at December 31, 2014 2. Tier 1 Common Capital Ratio (under Basel I) is calculated using tier 1 common capital, a non-GAAP measure. The Company believes the tier 1 common capital ratio is meaningful to investors to assess the quality and composition of the Company’s capital. See appendix for a reconciliation 3. Common Equity Tier 1 Capital Ratio (Basel III fully phased-in) is calculated using Basel III fully phased-in common equity tier 1 capital, a non-GAAP measure. The Company believes that the common equity tier 1 capital ratio based on fully phased-in Basel III rules is an important complement to the existing capital ratios and for comparability to other financial institutions. For the corresponding reconciliation of common equity tier 1 capital and risk weighted assets calculated under fully phased-in Basel III rules to common equity tier 1 capital and risk weighted assets calculated under Basel III transition rules see appendix Capital Ratios • Common Equity Tier 1 Capital Ratio (Basel III fully phased-in) of 13.9%, down 40bps sequentially due to loan growth and capital deployment Basel III Transition Basel I 4Q15 3Q15 4Q14 Total Risk Based Capital Ratio (1) 16.5% 17.1% 17.0% Tier 1 Risk Based Capital Ratio (1) 14.7% 15.2% 14.9% Tier 1 Common Capital Ratio(1,2) N/A N/A 14.1% Tier 1 Leverage Ratio (1) 12.9% 13.1% 13.2% Common Equity Tier 1 Capital Ratio(1) 13.9% 14.4% N/A Basel III Fully Phased-in Common Equity Tier 1 Capital Ratio (3) 13.9% 14.3% 14.1%

Key long-term targets 13 Note(s) 1. Total net charge-off rate excluding PCI loans

2016 Guidance 14 Note(s) 1. Items impacting non-interest non-interchange revenue include lower other revenue due to exiting the mortgage origination business (~$74MM in 2015) and expected lower protection products revenue (~$40MM) due to suspended sales in 4Q12 2. Total net charge-off rate excluding PCI loans

Thoughts for the year ahead • Generating strong returns on equity • Payments volume expected to stabilize by year end • Near-term focus on remediation of AML / BSA consent order while reducing overall expenses in 2016 • Disciplined approach to accelerating total loan growth • Capital position allows for both continued reinvestment in the business and strong payouts 15

Appendix

Reconciliation of GAAP to Non-GAAP Data Note(s) 1. Pre-tax, pre-provision income, which is derived by adding provision for loan losses to pre-tax income, is a non-GAAP financial measure which should be viewed in addition to, and Pre-tax, pre-provision income, which is derived by adding provision for loan losses to pre-tax income, is a non-GAAP financial measure which should be viewed in addition to, and not as a substitute for, the Company's reported results. Management believes this information helps investors understand the effect of provision for loan losses on reported results and provides an alternate presentation of the Company's performance 2. Adjusted rewards rate is calculated using adjusted rewards cost, a non-GAAP measure, divided by Discover card sales volume. Management believes this information provides investors with a useful metric to evaluate the ongoing operating performance of the company 3. Adjusted operating efficiency is calculated using adjusted operating expense, a non-GAAP measure, divided by adjusted revenue net of interest expense, a non-GAAP measure. Management believes this information provides investors with a useful metric to evaluate the ongoing operating performance of the Company 17 Quarter Ended Year Ended (unaudited, in millions) Dec 31, 2015 Dec 31, 2014 Dec 31, 2015 Dec 31, 2014 Provision for loan losses $484 $457 $1,512 $1,443 Income before income taxes 788 648 3,612 3,694 Pre-tax, pre-provision income (1) $1,272 $1,105 $5,124 $5,137 Rewards cost $372 $517 Excluding Rewards charge for program enhancements — (178) Adjusted rewards cost $372 $339 Discover card sales volume $31,672 $30,871 Adjusted rewards rate (2) 1.18% 1.10% Revenue net of interest expense $2,205 $2,037 Excluding the elimination of the credit card rewards program — 178 Adjusted revenue net of interest expense $2,205 $2,215 Total operating expense $933 $932 Excluding Discover Home Loans goodwill impairment — 27 Excluding Diners Club Italy held-for-sale fair value adjustment — 21 Excluding 4Q15 look back related anti-money laundering remediation expenses 37 — Adjusted operating expense $896 $884 Adjusted operating efficiency (3) 40.6% 39.9%

Reconciliation of GAAP to Non-GAAP Data (cont'd)

(unaudited, in millions)	Quarter Ended Dec 31, 2015	Sep 30, 2015	Dec 31, 2014
GAAP total common equity	$10,715	$10,743	$10,574
Less: Goodwill	(255)	(255)	(257)
Less: Intangibles	(168)	(169)	(176)
Tangible common equity[1]	$10,292	$10,319	$10,141
Effect of certain items in accumulated other comprehensive income (loss) excluded from tier 1 common capital			138
Total tier 1 common capital (Basel I)[2]			$10,279
Add: Adjustments related to capital components during transition[3]			$26
Common equity Tier 1 capital (Basel III fully phased-in)			$10,305
Common equity Tier 1 capital (Basel III transition)	$10,566	$10,612	
Adjustments related to capital components during transition[4]	(82)	(82)	
Common equity Tier 1 capital (Basel III fully phased-in)	$10,484	$10,530	
Risk weighted assets (Basel I)	N/A	N/A	$72,889
Risk weighted assets (Basel III transition)	$75,787	$73,526	N/A
Risk weighted assets (Basel III fully phased-in) [5]	$75,685	$73,423	$73,315
Tier 1 common capital ratio (Basel I)[6,7]	N/A	N/A	14.1%
Common equity Tier 1 capital ratio (Basel III transition)[6]	13.9%	14.4%	N/A
Common equity Tier 1 capital ratio (Basel III fully phased-in)[6,8]	13.9%	14.3%	14.1%

Note(s)

1. Tangible common equity ("TCE"), a non-GAAP financial measure, represents common equity less goodwill and intangibles. A reconciliation of TCE to common equity, a GAAP financial measure, is shown above. Other financial services companies may also use TCE and definitions may vary, so users of this information are advised to exercise caution in comparing TCE of different companies. TCE is included because management believes that common equity excluding goodwill and intangibles is a more meaningful measure to investors of the true net asset value of the Company
2. Tier 1 common capital (under Basel I), a non-GAAP financial measure, represents common equity and the effect of certain items in accumulated other comprehensive income (loss) excluded from tier 1 common capital, less goodwill and intangibles. A reconciliation of tier 1 common capital to common equity, a GAAP financial measure, is shown above. Other financial services companies may also use tier 1 common capital and definitions may vary, so users of this information are advised to exercise caution in comparing tier 1 common capital of different companies. Tier 1 common capital is included to support the tier 1 common capital ratio which is meaningful to investors to assess the quality and composition of the Company's capital
3. Adjustments related to capital components for fully phased-in Basel III include deferred tax liabilities related to intangible assets and deduction for deferred tax assets
4. Adjustments related to capital components for fully phased-in Basel III include the phase-in of the intangible asset exclusion
5. Key differences under fully phased-in Basel III rules in the calculation of risk-weighted assets include higher risk weighting for past due loans and unfunded commitments
6. As of January 1, 2015 regulatory capital ratios are calculated under Basel III rules subject to transition provisions. The Company reported under Basel I at December 31, 2014
7. Tier 1 common capital ratio is calculated using tier 1 common capital (Basel I), a non-GAAP measure, divided by risk weighted assets (Basel I)
8. Common equity tier 1 capital ratio (Basel III fully phased-in) is calculated using common equity tier 1 capital (Basel III fully phased-in), a non-GAAP measure, divided by risk weighted assets (Basel III fully phased-in)

18

DISCOVER